Exhibit 3.2

EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022 Acting Assistant Registrar

Articles of Association of

Freightos Limited

Grand Cayman

Cayman Islands

conyers.com

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

TABLE OF CONTENTS

INTERPRETATION

1.	Table A	1

2.	Definitions	1

SHARES

3.	Number of Shareholders	4

4.	Rights Attaching to Shares	5

5.	Redemption, Purchase AND Surrender	5

6.	Power to pay commission	5

7.	Registered Holder Absolute Owner	6

8.	Calls on Shares	6

9.	Transfer of Registered Shares	6

10.	Register of Members	7

DIRECTORS

11.	Number of Directors	7

12.	Appointment and REmoval of Directors	8

13.	Board Meetings	10

14.	Written BOARD Resolutions	10

15.	Vacancy in the Office of Director	11

16.	Alternate Directors	11

17.	Remuneration of Directors	12

18.	Board Observer	12

MANAGEMENT AND POWERS OF DIRECTORS

19.	Directors to Manage Business	13

20.	Powers of the Directors	14

21.	Conflicts of Interest	16

SEAL AND CHEQUES

22.	Form and Use of Seal	17

23.	Cheques	17

MEETINGS OF MEMBERS

24.	Quorum at General Meetings	18

25.	Proceedings at General Meetings	18

26.	Votes of Shareholders	19

27.	Written Resolutions	19

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

DIVISION OF PROFITS

28.	Dividends	20

29.	Power to Set Aside Profits	21

30.	Capitalisation	21

NOTICES

31.	Notices	21

INDEMNITY

32.	Indemnification and Exculpation of Directors and Officers	22

SECRETARY

33.	Secretary	23

EXHIBIT I		24

TO THE ARTICLES OF ASSOCIATION OF

FREIGHTOS LIMITED

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

ARTICLES OF ASSOCIATION

OF

Freightos Limited

INTERPRETATION

1.	TABLE A

1.1.	Subject as hereinafter provided, the regulations in Table A in the First Schedule to the Law (as defined below) shall apply to the Company and will be deemed to be incorporated into the terms of these Articles.

1.2.	The following clauses of Table A of the Law, namely, 2, 3, 10, 18, 29 to 32 inclusive, 34 to 35 inclusive, 44, 53, 63, 64, 65, 66, 67, 68, 70 to 81 inclusive, 89 to 95 inclusive, 100 and 106 shall not apply to these Articles or are otherwise modified as specifically stated, and with reference to such clause, in the Articles below.

2.	DEFINITIONS

2.1.	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Law	the Companies Act of the Cayman Islands;

Alternate Director	an alternate director appointed in accordance with these Articles;

Articles	these Articles of Association as altered from time to time;

Auditor	the person or firm for the time being appointed as Auditor of the Company and shall include an individual or partnership;

Board	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Company	the company for which these Articles are approved and confirmed;

Control	has the meaning given to such term in Exhibit I;

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

Investor	has the meaning given to such term in Exhibit I;

Member or Shareholder	the person registered in the Register of Members as the holder of shares in the Company and, when two (2) or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

month	calendar month;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast, or a written resolution passed by the unanimous consent of all Members entitled to vote;

Ordinary Shares	means the ordinary shares of a nominal or par value of US$0.00001 each in the capital of the Company;

paid-up	paid-up or credited as paid-up;

Permitted Transferee	has the meaning given to such term in Exhibit I ;

Preferred Shares	means, collectively, the Series Seed Preferred Shares, the Series A1 Preferred Shares, the Series A2 Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares;

Qualified Investor	has the meaning given to such term in Exhibit I;

Reserve Fund	has the meaning given to such term in Article 28.1;

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

Series Seed Preferred Shares	means the series seed preferred shares of a nominal or par value of US$0.00001 each in the capital of the Company;

Series A1 Preferred Shares	means the series A1 preferred shares of a nominal or par value of US$0.00001 each in the capital of the Company;

Series A2 Preferred Shares	means the series A2 preferred shares of a nominal or par value of US$0.00001 each in the capital of the Company;

Series B Preferred Shares	means the series B preferred shares of a nominal or par value of US$0.00001 each in the capital of the Company;

Series C Preferred Shares	means the series C preferred shares of a nominal or par value of US$0.00001 each in the capital of the Company;

Register of Directors and Officers	the register of directors and officers referred to in these Articles;

Register of Members	the register of members maintained by the Company in accordance with the Law;

Seal	the common seal or any official or duplicate seal of the Company;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

share	includes a fraction of a share;

Special Resolution	(i)	a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting of which notice specifying the intention to propose a resolution as a special resolution has been duly given (and for the avoidance of doubt, unanimity qualifies as a majority); or

(ii)	a written resolution passed by unanimous consent of all Members entitled to vote;

written resolution	a resolution passed in accordance with Articles 14 or 26; and

year	calendar year.

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

2.2.	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(c)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(d)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(e)	the word “corporation” means corporation whether or not a company within the meaning of the Law; and

(f)	unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

2.3.	In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

2.4.	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

2.5.	Exhibit I shall form part of these Articles and shall have effect as if set out in full in the body of these Articles.

SHARES

3.	NUMBER OF SHAREHOLDERS

The number of Shareholders of the Company shall be unlimited. Provided that where two (2) or more persons hold one (1) or more shares in the Company jointly they shall for the purpose of this Article be treated as a single Shareholder.

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

4.	RIGHTS ATTACHING TO SHARES

4.1.	Certain rights, preferences, and privileges of the Company’s Preferred Shares are set out in Exhibit I attached hereto.

4.2.	The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

5.	REDEMPTION, PURCHASE AND SURRENDER

5.1.	Subject to the Law, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member and may make payments in respect of such redemption in accordance with the Law.

5.2.	The Company is authorised to purchase any share in the Company (including a redeemable share) by agreement with the holder and may make payments in respect of such purchase in accordance with the Law.

5.3.	The Company authorises the Board to determine the manner or any of the terms of any redemption or purchase.

5.4.	A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty (30) days, interest shall be paid for the period from the due date until actual payment at a rate which the Board, after due enquiry, estimates to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

5.5.	The Company authorises the Board pursuant to section 37(5) of the Law to make a payment in respect of the redemption or purchase of its own shares otherwise than out of its profits, share premium account, or the proceeds of a fresh issue of shares.

5.6.	No share may be redeemed or re-purchased by the Company unless it is fully paid-up.

5.7.	The Company may accept the surrender for no consideration of any fully paid share (including a redeemable share) unless, as a result of the surrender, there would no longer be any issued shares of the company other than shares held as treasury shares.

6.	POWER TO PAY COMMISSION

The Company may exercise the powers of paying commissions conferred by section 36 of the Law, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall not exceed the rate of ten percent (10%) of the price at which the shares in respect whereof the same is paid are issued or an amount equal to ten percent (10%) of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

7.	REGISTERED HOLDER ABSOLUTE OWNER

7.1.	Except as required by law, no person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder.

7.2.	If, notwithstanding this Article 7, notice of any trust is at the holder’s request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)	the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)	the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register of Members or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

8.	CALLS ON SHARES

A call shall be deemed to have been made at the time when a resolution of the Board authorising such call was passed and may be required to be paid by instalments.

9.	TRANSFER OF REGISTERED SHARES

Clause 18 of Table A is hereby modified as follows:

Unless expressly provided otherwise herein, a register of transfer of shares or other securities in the Company shall require the approval of the Board, which approval shall not be unreasonably withheld; provided, however, that the Board, at their discretion, may refuse to register any transfer of shares or other securities to any Person and/or entity (other than a Permitted Transferee of such transferor) that the Directors reasonably deem is a competitor of the Company. For purposes of the foregoing, a venture capital fund shall not be deemed to be a competitor solely due to the fact that it holds shares in a company which is a competitor of the Company, so long as the venture capital fund does not Control such company and the venture capital fund maintains complete separation between all aspects of its involvement (including, without limitation, information and personnel including directors and observers to the board) with the company, on the one hand, and the Company, on the other. In connection with the foregoing, the Board may require, as a condition to registration of a transfer to such a venture capital fund, that the transferee provide a written representation that it does not and will not compete with the Company, including in the manner described herein.

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

The Directors may also suspend the registration of transfers during the fourteen days immediately preceding the ordinary general meeting in each year.

The directors may decline to recognise any instrument of transfer unless-

(a)	a fee not exceeding fifty cents is paid to the Company in respect thereof; and

(b)	the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer:

Provided that if the directors refuse to register a transfer of any shares, they shall, within two (2) months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

10.	REGISTER OF MEMBERS

The Board may cause to be kept in any country or territory one or more branch registers of such category or categories of members as the Board may determine from time to time and any branch register shall be deemed to be part of the Company’s Register of Members.

DIRECTORS

11.	NUMBER OF DIRECTORS

Unless otherwise determined by the Company in a general meeting, and subject to any other provisions of these Articles, including Clause 9.1 of Exhibit I, the minimum number of Director(s) shall be one (1). The Board shall consist of up to eight (8) Directors to be appointed in accordance with the provisions of Article 12 below.

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

12.	APPOINTMENT AND REMOVAL OF DIRECTORS

12.1.	The Directors shall be elected or appointed in writing in the first place by the subscribers to the Memorandum of Association or by a majority of them.

12.2.	Thereafter the Directors shall be appointed as follows:

(a)	for so long as the issued and outstanding Preferred Shares represent at least ten percent (10%) of the issued and outstanding voting power of the Company on an as-converted basis, the holders of the majority of the issued and outstanding Preferred Shares shall be entitled to appoint five (5) Directors (the “Preferred Directors”). With respect to the Preferred Directors, for so long as it (together with its affiliates) holds Preferred Shares representing at least four percent (4%) of the issued and outstanding voting power of the Company on an as-converted basis, each of (i) Israel Cleantech Ventures II, L.P. or Israel Cleantech Ventures II (Israel), L.P. (collectively, “ICV”) shall have the right to appoint one (1) of such Preferred Directors (the “ICV Director”), (ii) Aleph, L.P. or Aleph- Aleph L.P. (“Aleph”) shall have the right to appoint one (1) of such Preferred Directors (the “Aleph Director”), (iii) Koralmon Ventures Limited (“Koralmon”) shall have the right to appoint one (1) of such Preferred Directors (the “Koralmon Director”), (iv) Asian Gateway Investments Pte. Ltd. (“AGI”) shall have the right to appoint one (1) of such Preferred Directors (the “AGI Director”) and (v) Alshaffafia Trading W.L.L. (“Alshaffafia”) shall have the right to appoint one (1) of such Preferred Directors (the “Alshaffafia Director”);

(b)	the holders of the majority of the Ordinary Shares shall be entitled to appoint two (2) Directors (the “Ordinary Directors”);

(c)	the members of the Board referred to in sub-sections (a) and (b) (collectively, the “Nominating Directors”) shall be entitled, by a unanimous vote, to appoint up to one (1) additional Director, who shall be an industry expert (the “Industry Director”). The Industry Director may be removed by a unanimous vote of the Nominating Directors at any time. Such a vote may be called for at any time, by any Nominating Director.

(d)	Appointments, removals and replacements shall be effected by the Shareholders furnishing written notification to the Company. The Shareholders shall use their respective votes in the Company to ensure that the Board is constituted by persons appointed in the manner set out in these Articles. For the avoidance of doubt, but subject to the provisions of the Law, (i) no Director elected pursuant to Article 12 may be removed from office unless (A) with respect to the ICV Director, such removal is directed or approved by ICV, (B) with respect to the Aleph Director, such removal is directed or approved by Aleph, (C) with respect to the Koralmon Director, such removal is directed or approved by Koralmon, (D) with respect to the AGI Director, such removal is directed or approved by AGI, (E) with respect to the Ordinary Directors, such removal is directed or approved by the holders of a simple majority of the Ordinary Shares, (F) with respect to the Alshaffafia Director, such removal is directed or approved by Alshaffafia, (G) with respect to the Industry Director, such removal is directed or approved by the Board in accordance with Article 12.2(c)(c), it being noted that the Industry Director may be removed by a vote of the Nominating Directors at any time, if a majority of the Nominating Directors vote for such removal. Such a vote may be called for at any time, by any Nominating Director, or (H) the person(s) or entity(ies) originally entitled to designate or approve such Director or occupy such Board seat pursuant to Article 12.2(c) is no longer so entitled to designate or approve such Director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a Director elected pursuant to Article 12.2 shall be filled pursuant to the provisions of Article 12.2.

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

Any notice regarding the appointment, removal or replacement of a Director shall be delivered to the Company in writing, and shall become effective on the date fixed in such notice, or upon the delivery thereof to the Company, whichever is later.

12.3.	The Company will hold a call on strategic matters whenever requested to do so, up to quarterly, with each of FCJI, AGI and Alshaffafia.

12.4.	A Director shall hold office until either:

(a)	His office is vacated pursuant to Article 15,

(b)	He is removed from office as provided in Article 12.2(d), or

(c)	Notice is given to the Company by any Shareholders as provided in Article 12.2(d) at least seven (7) days before any annual ordinary general meeting of the Company of intention to propose a resolution that some other person be appointed in his/her/their place and such resolution is duly passed as an ordinary resolution.

12.5.	There shall be no shareholding qualification for Directors unless prescribed by Special Resolution. There shall be no residency requirement for Directors.

12.6.	Subject to compliance with Article 12.2 and any other provisions of these Articles, including Clause 9.1 of Exhibit I, the Directors shall have the power at any time, and from time to time, to appoint a person as an additional Director.

12.7.	The Company may, subject to the requirements of Article 12.2, by an ordinary resolution remove any Director and may by an ordinary resolution appoint another person in his/her/their stead, provided that the minimum number of Directors shall not, in any circumstances, be less than one (1).

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

13.	BOARD MEETINGS

13.1.	Unless otherwise determined by the Directors, the quorum necessary for the transaction of business at a Board meeting shall be a majority Directors present personally or by means of telephone, videoconference or similar form of electronic communications, or represented by their alternates appointed under Article 16 hereof, which majority shall include a majority of the Preferred Directors.

13.2.	Where the Company has only one (1) Director and that Director takes any decision that may be taken in a meeting of the Directors and that has effect as if agreed in a meeting of the Directors, s/he shall (unless that decision is taken by way of a resolution in writing duly signed by him/her) provide the Company with a written record of that decision within seven (7) days after the decision is made.

13.3.	Each member of the Board shall be given written notice of any meeting of the Board to be convened at least five (5) days prior to such meeting. Any member of the Board may waive the right to receive such notice by written consent (whether before or after such meeting). Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

14.	WRITTEN BOARD RESOLUTIONS

14.1.	Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by written resolution in accordance with this Article.

14.2.	A written resolution may be signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors in as many counterparts as may be necessary.

14.3.	A written resolution made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

14.4.	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

14.5.	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

15.	VACANCY IN THE OFFICE OF DIRECTOR

The office of Director shall be vacated if the Director:

(a)	resigns his/her/their office by notice in writing to the Company;

(b)	becomes bankrupt, or makes any arrangement or composition with his/her/their creditors generally;

(c)	is or becomes of unsound mind or an order for his/her/their detention is made under the Mental Health Act of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies;

(d)	if and as finally determined by a court of competent jurisdiction, has breached his/her/their duty of good faith to the Company;

(e)	if and as finally determined by a court of competent jurisdiction, has committed intentional gross misconduct in the performance of his/her/their obligations in a manner that causes (or is likely to cause) material harm to the Company;

(f)	if such Director is a corporate entity, upon its winding-up or liquidation, whether voluntary or involuntary; or

(g)	is otherwise removed from office pursuant to these Articles.

15.2.	Any casual vacancy occurring in the Board may be filled up by the Directors in accordance with Article 12.2(d).

16.	ALTERNATE DIRECTORS

16.1.	Subject to the approval of the Board, any Director may appoint a person or persons to act as a Director in the alternative to himself/herself/themselves during their absence by notice in writing deposited with the Company.

16.2.	Any person elected or appointed pursuant to this Article shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

16.3.	An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

16.4.	An Alternate Director’s office shall terminate:

(a)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his/her/their appointor, would result in the termination of the appointor’s directorship; or

(b)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(c)	if the Alternate Director’s appointor ceases for any reason to be a Director.

16.5.	If an Alternate Director is himself/herself/themselves a Director or attends a Board meeting as the Alternate Director of more than one Director, his/her/their voting rights shall be cumulative.

16.6.	Unless the Board determines otherwise, an Alternate Director may also represent his/her/their appointor at meetings of any committee of the Board on which his/her/their appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to Board meetings.

16.7.	Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his/her/their appointor and shall not be deemed to be a Director for the purposes of these Articles.

17.	REMUNERATION OF DIRECTORS

17.1.	Any Director may be employed by or hold any office of profit under the Company, except that of Auditors of the Company, and may act either personally or as a member of a firm or render any professional service to the Company, and may receive remuneration from the Company for so doing in addition to any remuneration payable to him/her/them as a Director.

17.2.	The Company may reimburse all non-executive Directors for all expenses (including travelling expenses) in accordance with and subject to the provisions of the Law.

18.	BOARD OBSERVER

18.1.	Each of:

(i)	Annox for as long as it holds at least five percent (5%) of the outstanding shares of the Company on an as-converted basis but only if Robert Mylod is not then a member of the Company’s Board;

(ii)	FCJI and Alshaffafia, for as long as they remain a Qualified Investor (as defined above) and for Alshaffafia so long as it has not appointed a Director; and

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

(iii)	AGI, for as long as it remains a Qualified Investor, but only if the AGI Director is not then a member of the Board (it being clarified that AGI may, in its sole discretion, choose to appoint an Observer in place of an AGI Director at any time it is entitled to appoint an AGI Director in accordance with Article 12.2(a)), shall be entitled to appoint one (1) non-voting observer to the Board (and to the board of any subsidiaries) on its behalf (each, an “Observer”).

18.2.	Each of FCJI’s, AGI’s and Alshaffafia’s right to appoint an Observer shall be maintained, however, even in the event it owns less than two percent (2%) of the Company’s outstanding shares as aforesaid, if the dilution below this percentage is the result of it waiving preemption rights at the Company’s request in order to attract or otherwise close an investment.

18.3.	Each Observer shall be entitled to attend all meetings of the Board and to receive copies of all notices, minutes, consents and other materials that the Company provides to its Directors; provided, however, that such Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such Observer or if such Investor or the Observer appointed on its behalf is a direct competitor of the Company or the disclosure of which is reasonably likely to expose data of customers of the Company to competitors or potential competitors of such customers as reasonably determined by the Company.

Management and powers of Directors

19.	DIRECTORS TO MANAGE BUSINESS

19.1.	The Board shall be entrusted with the general management and carrying on of the business of the Company, and shall have full power to do all such acts and things and enter into such contracts and engagements on behalf of the Company as it may consider necessary or desirable.

19.2.	In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles and the provisions of the Law and to any regulations from time to time made by the Company in general meeting.

19.3.	No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

Auth Code: K71619906607

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EXEMPTED Company Registered and filed as No. 389316 On 12-Apr-2022

Acting Assistant Registrar

Freightos Limited

20.	POWERS OF THE DIRECTORS

Without prejudice to the general powers conferred by the last preceding Article 19 and the other powers conferred by these Articles, but subject to anything specifically stated to the contrary including, without limitation, Clause 9.1 of Exhibit I, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power to:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)	pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company;

(c)	purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit;

(d)	engage, dismiss, and fix the salaries or emoluments of the employees of the Company;

(e)	institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due to, and of any claims or demands by or against the Company;

(f)	refer any claims or demands by or against the Company to arbitration and observe and perform the awards;

(g)	make and give receipts, releases, and other discharges for money payable to the Company, and for claims and demands of the Company;

(h)	invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit, subject to any applicable limitations set forth in these Articles, as may be amended and restated from time to time, or other governing documents of the Company and from time to time to vary or realise any such investment;

(i)	borrow money, arrange for banking facilities, on behalf of the Company and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

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(j)	open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fi;

(k)	enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purpose of the Company;

(l)	give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction to the extent permitted by law, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowance (either by way of a share in the general profits of the Company or otherwise) to any persons introducing business to the Company or otherwise promoting or serving the interest thereof;

(m)	sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company;

(n)	employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such purposes as the Directors may think fit;

(o)	execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company’s property (present or future) as they think fit, and any mortgages may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon;

(p)	from time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular by power of attorney, appoint any company, firm, person or body of persons, whether appointed directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(q)	from time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its officers and servants;

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(r)	delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit;

(s)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(t)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(u)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(v)	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Board for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

(w)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(x)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(y)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(z)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

21.	CONFLICTS OF INTEREST

21.1.	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

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21.2.	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest.

21.3.       An Interested Director who has complied with the requirements of the foregoing Article may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

Seal and Cheques

22.	FORM AND USE OF SEAL

22.1.	The Company may adopt a seal, which shall bear the name of the Company in legible characters, and which may, at the discretion of the Board, be followed with or preceded by its dual foreign name or translated name (if any), in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Cayman and, if the Board thinks fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be issued.

22.2.	The Seal (if any) shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, until otherwise determined by the Board, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Board or the committee of the Board.

22.3.	Notwithstanding the foregoing, the Seal (if any) may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

23.	CHEQUES

All cheques, bills of exchange, promissory notes and other negotiable instruments issued or required to be signed, endorsed or accepted or otherwise negotiated by the Company shall be signed by such person or persons as the Board of Directors shall from time to time appoint.

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Freightos Limited

MEETINGS OF MEMBERS

24.	QUORUM AT GENERAL MEETINGS

24.1.	For all purposes, the quorum at any general meeting shall be two (2) Shareholders, personally present or by proxy, who hold or represent together (i) a simple majority of the issued and outstanding shares of the Company on an as-converted basis, (ii) at least thirty-three percent (33%) of the issued and outstanding Series A2 Preferred Shares, (iii) at least thirty-three percent (33%) of the issued and outstanding Series B Preferred Shares, and (iv) at least thirty-three percent (33%) of the issued and outstanding Series C Preferred Shares.

24.2.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same place and time, or any other day and/or any other hour and/or any other place as the Board shall notify the Shareholders, and, if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting any Shareholder present personally or by proxy shall be a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened.

24.3.	Notwithstanding any provision herein, if the Company has only one (1) Shareholder, that Shareholder present in person or by proxy shall be the quorum of a general meeting of the Company.

24.4.	No business shall be transacted at any general meeting unless the requisite quorum be present at the commencement of the business.

25.	PROCEEDINGS AT GENERAL MEETINGS

25.1.	Where the Company has only one (1) Shareholder and that Shareholder takes any decision that may be taken by the Company in General Meeting and that has effect as if agreed by the Company in general meeting, he/she/they shall (unless that decision is taken by way of a resolution in writing duly signed by him/her/them) provide the Company with a written record of that decision within seven (7) days after the decision is made.

25.2.	Shareholders may join, participate in the quorum, and vote in any general meeting either at the location set out in the notice of the meeting or by teleconferencing, video conferencing or other technological manners as may be determined by the Company, and their attendance and vote shall be deemed as if present in person.

25.3.	The provisions of these Articles relating to General Meetings and all procedures in respect thereto (including without limitation the convening thereof, the provision of notices, and the passing of resolutions) shall, mutatis mutandis, apply to every separate meeting of the holders of (i) the Ordinary Shares, (ii) the Series Seed Preferred Shares, (iii) the Series A1 Preferred Shares, (iv) the Series A2 Preferred Shares (v) the Series B Preferred Shares, (vi) the Series C Preferred Shares and (vii) the Preferred Shares which may be required (by law or otherwise) or requested.

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Freightos Limited

26.	VOTES OF SHAREHOLDERS

Unless a poll is demanded, all voting of Shareholders in respect of any matter or matters shall be by show of hands, and in the case of a poll, every Shareholder shall have the number of votes equal to the number of whole shares of Ordinary Shares into which the Preferred Shares held by such Shareholder are convertible pursuant to Article 6 of Exhibit I hereof as of the record date for determining Shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles, and without derogating from any special rights granted to the Preferred Shares in these Articles (including, without limitation, Article 8 of Exhibit I), holders of Preferred Shares shall vote together with the holders of Ordinary Shares as a single class on as converted basis.

27.	WRITTEN RESOLUTIONS

27.1.	Subject to these Articles, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Article.

27.2.	A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) all the Members, or all the Members of the relevant class thereof, entitled to vote thereon and may be signed in as many counterparts as may be necessary.

27.3.	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

27.4.	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

27.5.	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

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Freightos Limited

DIVISION OF PROFITS

28.	DIVIDENDS

28.1.	The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds (“Reserve Fund(s)”) and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in general meeting may decide.

28.2.	No dividend shall be payable except out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Board determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law. No dividend shall carry interest as against the Company.

28.3.	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

28.4.	The Shareholders entitled to a dividend shall be the Shareholders on the date on which the resolution for the distribution of the dividend is adopted, or at a later date if such later date was specified in such resolution. If two (2) or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividend or for other moneys payable in respect of such share.

28.5.	The Directors may retain any interest or dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

28.6.	All dividends unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

28.7.	A dividend may be paid in cash or wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company).

28.8.	Where the Board determines that a dividend shall be paid wholly or partly by the distribution of specific assets, the Board may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Board may fix the value of such specific assets and vest any such specific assets in trustees on such terms as the Board thinks fit.

28.9.	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

28.10.	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

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28.11.	The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

29.	POWER TO SET ASIDE PROFITS

29.1.	The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Board may also, without placing the same to reserve, carry forward any profit which it decides not to distribute.

29.2.	Subject to any direction from the Company in general meeting, the Board may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account.

30.	CAPITALISATION

30.1.	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

30.2.	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

NOTICES

31.	NOTICES

31.1.	All notices required to be given under these Articles must be in English and may be transmitted by physical mail, courier, fax, email, or other electronic means. Similarly written resolutions may be created electronically.

31.2.	Notice of an annual general meeting shall be given at least twenty-one (21) days before such meeting and notice of a general meeting other than an annual general meeting shall be given at least fourteen (14) days before such meeting in each case to: (a) every Shareholder of the Company or the individual or entity authorised in writing to receive notice on such Shareholder’s behalf, (b) every person entitled to a share in consequence of the death or bankruptcy of a Shareholder who, but for his/its death or bankruptcy, would be entitled to receive notice of the meeting, (c) the Auditor for the time being of the Company; and (d) every Director of the Company.

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Indemnity

32.	INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

32.1.	Every Director, Secretary and other Officer (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof, and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly) and their heirs, executors, administrators and personal representatives, together with every former Director, Secretary and/or other Officer of the Company (but for the avoidance of doubt not including the auditors of the Company) (each an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, actions, proceedings, claims, demands, costs, charges, losses, damages and expenses (including legal expenses) which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his/her/their duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

32.2.	The Company shall advance to each indemnified party reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such indemnified party for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the indemnified party shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such indemnified party was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such indemnified party was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the indemnified party.

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32.3.	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

SECRETARY

33.	SECRETARY

33.1.	The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

33.2.	The first Secretary of the Company shall be Conyers Trust Company (Cayman) Limited who may resign from this office upon giving notice to the Company of such intention and such resignation shall take effect upon the expiration of the period specified in such notice or its earlier acceptance.

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Freightos Limited

Exhibit I

To the Articles of Association of

Freightos Limited

CERTAIN RIGHTS, PREFERENCES AND PRIVILEGES OF THE ORDINARY SHARES, THE SERIES SEED PREFERRED SHARES, THE SERIES A1 PREFERRED SHARES, THE SERIES A2 PREFERRED SHARES, THE SERIES B PREFERRED SHARES, AND THE SERIES C PREFERRED SHARES OF THE COMPANY

1.	DEFINITIONS

In this Exhibit I, unless the context otherwise requires:

(a)	the following terms shall have the following meanings:

“AGI” shall mean Asian Gateway Investments Pte. Ltd., a wholly owned subsidiary of SGX.

“Equity Securities” has the meaning given to such term in clause 10.5.

“ESOP” has the meaning given to such term in clause 10.6.

“Excluded Securities” has the meaning given to such term in clause 10.6.

“Alshaffafia” shall mean Alshaffafia Trading W.L.L.

“FCJI” shall mean FCJI, Inc., an Ohio corporation and wholly owned subsidiary of FedEx.

“FedEx” shall mean FedEx Corporation.

The “Founder” shall mean Dr. Zvi Schreiber.

“Investor” shall mean each holder of Preferred Shares or Ordinary Shares issued upon conversion of Preferred Shares.

The “Office” shall mean the registered office of the Company, as it shall be appointed from time to time by the Board of Directors.

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“Qualified Investor” shall mean any Investor who holds at least two percent (2%) of the Company’s issued and outstanding shares on an as-converted basis.

“Qualified Offering” shall have the meaning ascribed to it in Clause 6.2 of this Exhibit I.

“Sadara Ventures” shall mean the Middle East Venture Capital Fund, L.P (“MEVCF”), and the Middle East Venture Capital (UK), L.P (“MEVC UK”).

“Saints” shall mean Saints Ventures Generation, LLC.

“SGX” shall mean Singapore Exchange Limited.

A “Shareholder” shall mean any person or entity that is the owner of at least one share, or any fraction thereof, in the Company, as registered in the Register of Members. For avoidance of doubt, any reference to “Shareholder” shall bear the same meaning as “member” as defined under the Companies Act (2022 Revision) of the Cayman Islands; and

(b)	all capitalised but undefined terms used herein shall have the meanings ascribed thereto in the Articles.

2.	GENERAL

2.1.	In this Exhibit, subject to this Clause and unless the context otherwise requires, words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include bodies corporate, unless the context requires otherwise.

2.2.	In this Exhibit, references to Clause numbers shall refer to the Clause numbers within this Exhibit, unless stated explicitly or the context otherwise requires.

2.3.	The titles of the Clauses in this Exhibit are for convenience only, and do not form part of this Exhibit for substantive purposes.

2.4.	All references to “shares” in this Exhibit are to Ordinary Shares, Series Seed Preferred Shares, Series A1 Preferred Shares, Series A2 Preferred Shares, Series B Preferred Shares and Series C Preferred Shares unless the context implies otherwise. All references to “Preferred Shares” in the Articles are to Series Seed Preferred Shares, Series A1 Preferred Shares, Series A2 Preferred Shares, Series B Preferred Shares and Series C Preferred Shares unless the context implies otherwise.

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3.	RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED SHARES

The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Shares, are as set forth below.

4.	DIVIDEND PROVISIONS

4.1.	Prior to a Liquidation Event (as defined below), in the event the Company’s Board of Directors shall elect to declare dividends, the holders of Preferred Shares shall be entitled to receive such dividends prior and in preference to the holders of the Ordinary Shares (such initially paid dividends, the “Preference Dividends”), but only when, as and if declared by the Board of Directors and only out of assets that are legally available therefor, compounding at the rate of six percent (6%) of the applicable Original Issue Price (as defined below), per annum, on each outstanding share thereof, calculated from the date of the issuance of such Preferred Share (the “Per Annum Amount”). For the avoidance of doubt, after the Company shall have distributed aggregate, per share Preference Dividends pursuant to this Clause 4.1 in an amount equal to the applicable Original Issue Price plus the Per Annum Amount, the holders of Preferred Shares shall not be entitled to any further Preference Dividends. Preference Dividends may be waived by the vote of the holders of at least 66% of the Preferred Shares.

4.2.	Following the payment of the Preference Dividends, the holders of all Preferred Shares shall be entitled to participate, pro rata, in any dividends paid on the Ordinary Shares, on an as if converted basis.

5.	LIQUIDATION PREFERENCE

In the event of any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), the commencement of any bankruptcy or insolvency proceeding under any bankruptcy or insolvency or similar law (whether voluntary or involuntary), by or against the Company, which such proceedings shall remain undismissed for a period of sixty (60) days or is adjourned by decision of the court by an additional thirty (30) days, or if a receiver or liquidator is appointed over all or substantially all of the Company’s assets or an assignment is made for the benefit of creditors (each, a “Liquidation Event”) or M&A Event:

5.1.	Preference Amounts.

(a)	The holders of the Preferred Shares (the “Preferred Shareholders”) shall be entitled to receive, on a pro-rata basis among themselves, prior to and in preference to any distribution of any of the assets or surplus funds of the Company (the “Distributable Proceeds”) to the holders of Ordinary Shares, or any of the other securities of the Company by reason of their ownership thereof, for each Preferred Share held by them, an amount equal to the Original Issue Price (as defined below), plus an amount equal to the Per Annum Amount not previously distributed, plus all declared but unpaid dividends with respect to such Preferred Share, and less any Preference Dividends, Per Annum Amount and other dividends previously distributed to such holders (the “Liquidation Preference”). If the amount available for distribution in such Liquidation Event or M&A Event (as defined below) (the “Distributable Amount”) is less than the amount needed to pay the Preferred Shareholders the full Liquidation Preference amount as provided herein, such holders shall be entitled to receive the entire amount so available for distribution, divided among them on a pro-rata basis based on the amount of the Liquidation Preference to which each holder is entitled hereunder.

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(b)	The Liquidation Preferences for the Series Seed Preferred and Series A1 Preferred may be waived by the vote of the holders of a majority of such Preferred Shares. The Liquidation Preferences for the Series A2 Preferred may be waived by the vote of the holders of at least 55% of such Series A2 Preferred Shares. The Liquidation Preferences for the Series B Preferred may be waived by the vote of the holders of at least 55% of such Series B Preferred Shares. The Liquidation Preferences for the Series C Preferred may be waived by the vote of the holders of at least 55% of such Series C Preferred Shares.

5.2.	After payment in full to the holders of the Preferred Shares of the amounts set forth in Clause 5.1 above, the holders of the issued and outstanding Ordinary Shares (not including, for the avoidance of doubt, the Preferred Shares on an as-converted basis, unless the holders thereof have waived their rights to receive the Liquidation Preference, in accordance with Clause 5.1, in which case the Preferred Shares, on an as-converted basis, shall be included) shall be entitled to receive, pro rata, any and all remaining amounts available for distribution.

5.3.	For the avoidance of doubt it is confirmed that in the event of a Liquidation Event or M&A Event (as defined below), each holder of Preferred Shares shall have the option to convert its Preferred Shares into the appropriate number of Ordinary Shares prior to the distribution, in order to participate in the distribution beyond the maximum Liquidation Preference amount provided for in Clause 5.1, and in the event that a holder of Preferred Shares would be entitled to receive, with respect to Ordinary Shares issuable upon conversion of such Preferred Shares, an amount which is greater than the amount that would have been received with respect to the Preferred Shares had they not been converted, then such holder shall be deemed to have converted its Preferred Shares immediately prior to the consummation of the event giving rise to the distribution, whether or not such holder exercised the option to convert such Preferred Shares, and shall be entitled to receive such greater amount.

5.4.	Deemed Liquidation. For purposes of this Clause 5.4, in addition to any Liquidation Event, the Company shall be deemed to be wound up in the event of: (i) the sale, conveyance, disposition or exclusive licence of all or substantially all of the assets or all or substantially all of the intellectual property of the Company, in a single transaction or series of related transactions; (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganisation, merger or consolidation) that results in the transfer of shares of the Company representing more than fifty percent (50%) of the issued and outstanding voting power of the Company on an as-converted basis (other than a reincorporation transaction whose sole purpose is the changing of the Company’s domicile in which the Company’s then current shareholders retain full ownership in the acquiring entity in accordance to their respective holdings just prior to the reincorporation); or (iii) any other transaction or series of related transactions, including the transactions set forth in subsections (i) or (ii) above, that result in the shareholders of the Company collectively, immediately before such transaction, directly or indirectly, owning less than a majority of the share capital or voting power of the Company immediately following such transaction, other than any bona fide financing transaction or an initial public offering (an “M&A Event”).

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5.5.	Subject in all events to applicable law and the terms of the Articles, in any of such events described in Clause 5.4, if the consideration received by the Company (or a portion thereof) is other than cash, its value will be deemed to be equal to its fair market value; provided however that any securities shall be valued as follows:

(a)	Securities not subject to an investment letter (indicating that such securities are not currently intended for resale) or other similar restrictions on free marketability covered by

(b) below:

(i)	If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

(ii)	If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(iii)	If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by a unanimous resolution of the Board.

(b)	The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a Shareholder’s status as an affiliate or former affiliate) shall be to take an appropriate discount from the market value determined as above in 5.5(a)(i), (a)(ii) or (a)(iii) to reflect the approximate fair market value thereof, as determined in good faith by a resolution of the Board.

(c)	For the avoidance of doubt, nothing contained in this Clause 5.5 or other Clauses in this Exhibit shall give rise to an indication or interpretation that the Company can or will undertake any action or steps which cannot be undertaken by a private limited liability company.

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5.6.	The Company shall not have the power to effect, or if applicable, register in its Register of Members any transfer of share capital resulting from a M&A Event unless the agreement or plan of merger or consolidation, share purchase agreement, exchange agreement, or any other instrument for such transaction provides that the consideration payable to the Shareholders of the Company shall be allocated among the holders of share capital of the Company in accordance with Clauses 5.1 and 5.2. In the event any consideration is delivered to the Company in connection with a M&A Event, the Company shall promptly take any and all actions considered necessary and expedient to distribute such consideration to the Preferred Shareholders and Ordinary Shareholders (including liquidation, dissolution and/or winding up) in accordance with Clauses 5.1 and 5.2 and shall take no action to contravene or limit its ability to distribute such consideration in accordance with the preferences set forth in this Clause 5. If any portion of the consideration payable to the Shareholders in connection with a M&A Event is placed into escrow and/or is payable to the Shareholders subject to contingencies, the definitive agreement with respect to such M&A Event shall provide that the portion of such consideration that is placed in escrow and/or subject to any contingencies (the “Contingent Consideration”) shall be allocated among the Shareholders in accordance with Clauses 5.1 and 5.2 as if all of the consideration ultimately payable in the transaction, including the Contingent Consideration, is paid without restrictions at the time of closing M&A Event (so that the Contingent Consideration shall be allocated among the Shareholders pro rata based on the amount of such consideration otherwise payable to each Shareholder pursuant to this Clause 5).

6.	CONVERSION OF PREFERRED SHARES INTO ORDINARY SHARES

The holders of the Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

6.1.	Optional Conversion. Each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined in and subject to adjustment under this Clause 6) at the time in effect for such share.

6.2.	Automatic Conversion. Upon the earliest of (1) the date specified by vote or written consent or agreement of the holders of more than 50% of the Preferred Shares or (2) immediately prior to the closing of the Company’s offer of its Ordinary Shares to the public on a globally recognised stock exchange in a firm underwriting which yields net proceeds to the Company of at least US $50,000,000 (the “Qualified Offering”), each Preferred Share shall automatically be converted into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (subject to adjustment under this Clause 6) at the time in effect for such share. The foregoing notwithstanding, the shares of any particular class of Preferred Shares shall not be automatically converted into shares of Ordinary Shares unless: (i) the holders of such class of Preferred Shares receive for each share no less than an amount equal to the Original Issue Price (as defined below and as adjusted for any share dividends, bonus shares, combinations or splits with respect to such shares), plus an amount equal to the Per Annum Amount not previously distributed; or (ii) the holders of more than 50% of the Preferred Shares of the applicable class consent to such conversion.

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6.3.	Conditions to Conversion. Before any holder of Preferred Shares shall be entitled (in the case of a conversion at such holder’s option) to convert the same into Ordinary Shares, he/she/it shall surrender the certificate(s) therefor (or, if such holder alleges that such certificate(s) has been lost, stolen or destroyed, a declaration of loss in respect of such certificate(s)), duly endorsed, at the Office of the Company, and shall give written notice by mail, postage prepaid, to the Company at the Office, of the election to convert the same and shall state therein the name or names of any nominee for such holder (if any) to whom the certificate or certificates for Ordinary Shares are to be issued. Such conversion (in the case of a conversion at such holder’s option) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. If the conversion is in connection with an automatic conversion, then the conversion shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares. If the conversion is in connection with an automatic conversion pursuant to Clause 6.2(2), the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such offer of securities. The Company shall, as soon as practicable after the conversion and tender of the certificate for the Preferred Shares converted, issue and deliver at such Office to such holder of Preferred Shares or to the nominee or nominees of such holder of Preferred Shares, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.

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6.4.	Adjustments. The Original Issue Price of (1) the Series Seed Preferred Shares is US$2.50 per share (as adjusted for share combinations, subdivisions, recapitalisations or similar transactions, the “Series Seed Original Issue Price”), (2) the Series A1 Preferred Shares is US$3.50 (as adjusted for share combinations, subdivisions, recapitalisations or similar transactions, the “Series A1 Original Issue Price,”), (3) the Series A2 Preferred Shares is US$7.5476597 (as adjusted for share combinations, subdivisions, recapitalisations or similar transactions, the “Series A2 Original Issue Price,”), (4) the Series B Preferred Shares is US$ 16.6956 (as adjusted for share combinations, subdivisions, recapitalisations or similar transactions, the “Series B Original Issue Price”) and (5) the Series C Preferred Shares is US$22.22 (as adjusted for share combinations, subdivisions, recapitalisations or similar transactions, the “Series C Original Issue Price” and together with the Series Seed Original Issue Price, the Series A1 Original Issue Price and the Series A2 Original Issue Price, and the Series B Original Issue Price, the “Original Issue Prices” and each, an “Original Issue Price”). The “Conversion Price” with respect to each class of the Preferred Shares shall initially be equal to its respective Original Issue Price, but shall be subject to adjustment under this Clause 6. The Conversion Price shall be adjusted from time to time as follows:

(a)	If the Company subdivides its Ordinary Shares, the Conversion Price shall be proportionately reduced as at the effective date of such subdivision, or if the Company fixes a record date for the purpose of so subdividing, as at such record date, whichever is earlier.

(b)	If the Company combines its Ordinary Shares, the Conversion Price shall be proportionately increased as at the effective date of such combination, or, if the Company fixes a record date for the purpose of so combining, as at such record date, whichever is earlier.

(c)	If the Company at any time or from time to time after the applicable Preferred Shares original issue date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable on the Ordinary Shares in additional Ordinary Shares, then and in each such event the applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction: (a) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (b) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding shares Preferred Shares had been converted into Ordinary Shares on the date of such event.

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(d)	If the Company at any time or from time to time after the applicable Preferred Shares original issue date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares) or in other property, then and in each such event the holders of Preferred Shares shall receive, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

(e)	Anti-Dilution Rights. If the Company issues any New Shares (as defined below, and including New Shares deemed to be issued pursuant to Clause 6.11 below) at a price per share less than the Conversion Price then in effect for a Preferred Share (a “Dilutive Issuance”), then the Conversion Price shall be reduced, as of the opening of business on the date of such Dilutive Issuance, to a price determined by multiplying the then effective applicable Conversion Price by a fraction (I) the numerator of which shall be (A) the total number of Ordinary Shares issued and outstanding immediately prior to such Dilutive Issuance (assuming the conversion into Ordinary Shares of all convertible securities issued and outstanding immediately prior to the Dilutive Issuance, but not, for the avoidance of doubt, including any reserved but still unallocated ESOP Options), plus (B) the number of New Shares which the aggregate consideration received by the Company for the total number of New Shares so issued would purchase at the applicable Conversion Price in effect immediately prior to such dilutive issuance, and (II) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such Dilutive Issuance (assuming the conversion into Ordinary Shares of all convertible securities issued and outstanding immediately prior to the Dilutive Issuance, but not, for the avoidance of doubt, including any reserved but still unallocated ESOP Options) plus the total number of New Shares so issued. For illustrative purposes, the above adjustment provision can be expressed algebraically as follows:

NCP = OCP x OB + X
OB + N

Where:

NCP - means the New Conversion Price immediately following the Dilutive Issuance and the adjustment hereunder

OCP - means the Conversion Price in effect immediately prior to the Dilutive Issuance

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OB - means the total number of Ordinary Shares issued and outstanding immediately prior to such Dilutive Issuance (assuming the conversion into Ordinary Shares of all convertible securities issued and outstanding immediately prior to the Dilutive Issuance, but not, for the avoidance of doubt, including any reserved but still unallocated ESOP Options)

X - means the number of New Shares which the aggregate consideration received by the Company for the total number of New Shares so issued would purchase at the Conversion Price in effect immediately prior to the Dilutive Issuance

N - means the number of New Shares issued in the Dilutive Issuance

(f)	For the purposes of this Clause 6, the consideration of any New Shares shall be calculated on the day such New Shares are issued or deemed to be issued pursuant to Clause 6.11.

(g)	For the purposes hereof:

(A) “New Shares” shall mean all Equity Securities issued by the Company other than Excluded Securities (as defined below).

(B) “Convertible Shares” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Ordinary Shares.

(C) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Shares.

(h)	The rights under Clause 6.4(e) with respect to a certain class of Preferred Shares may be waived by obtaining majority consent from the Shareholders of that respective class; provided, however, that with respect to the Series B Preferred Shares, such majority must include Koralmon and Saints and with respect to the Series C Preferred Shares, such majority must include AGI, FCJI and Alshaffafia.

6.5.	In the event the Company declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights, then, in each such case, the holders of the Preferred Shares shall be entitled to receive such distribution, in respect of their holdings on an as-converted basis as of the record date for such distribution.

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6.6.	If at any time or from time to time there shall be a recapitalisation of the Ordinary Shares (other than a subdivision, combination, merger or sale of assets transaction provided for elsewhere in this Clause 6 or in these Articles), provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive, upon conversion of the Preferred Shares, the number of Ordinary Shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion of the Preferred Shares would have been entitled immediately prior to such recapitalisation. In any such case, appropriate adjustments shall be made in the application of the provisions of this Clause 6 with respect to the rights of the holders of the Preferred Shares after the recapitalisation to the end that the provisions of this Clause 6 (including adjustments of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

6.7.	The Company will not, by amendment of these Articles or through any reorganisation, recapitalisation, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder in this Clause 6 by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Clause 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

6.8.	No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

6.9.	Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Clause 6, the Company shall, upon request, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth: each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based; the Conversion Price at the time in effect, and; the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

6.10.	In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least seven (7) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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6.11.	In the event the Company at any time or from time to time after the date of the filing of these Articles shall issue any Options or Convertible Shares or shall fix a record date for the determination of holders of any class of shares entitled to receive any such Options or Convertible Shares, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Shares, the conversion or exchange of such Convertible Shares or, in the case of Options for Convertible Shares, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(a)	no further decrease of the Conversion Price of any series of Preferred Share shall be made upon the subsequent issue of Convertible Shares or Ordinary Shares in connection with the exercise of such Options or conversion or exchange of such Convertible Shares;

(b)	if such Options or Convertible Shares by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company or in the number of Ordinary Shares issuable upon the exercise, conversion or exchange thereof, then upon the occurrence of such change, the Conversion Price and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(c)	no readjustment pursuant to clause (b) above shall have the effect of increasing the Conversion Price to an amount above the Conversion Price that would have resulted from any other issuances of New Shares and any other adjustments provided for herein occurring in the period between the original adjustment date and such readjustment date;

(d)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Shares which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall be recomputed as if:

(i)	in the case of Convertible Shares or Options for Ordinary Shares, the only New Shares issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Shares and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Shares which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii)	in the case of Options for Convertible Shares, only the Convertible Shares, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Shares deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to this Clause 6.11 upon the issue of the Convertible Shares with respect to which such Options were actually exercised); and

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(e)	if such record date shall have been fixed and such Options or Convertible Shares are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the actual date of their issuance.

7.	MERGER/CONSOLIDATION

7.1.	In case of any reclassification or change of outstanding securities issuable upon exercise of the Conversion Rights (other than a change in nominal value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a transaction treated as an M&A Event under Clause 5.4 above and other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change), the Company or such successor corporation, as the case may be, shall, without payment of any additional consideration therefor, issue to the holders of Preferred Shares new preferred shares with the same rights, preferences, privileges and restrictions granted to and imposed on the Preferred Shares in these Articles but providing that the holder of the new preferred shares shall have the right to exercise the conversion rights granted by such new preferred shares and procure upon such exercise of such conversion rights, in lieu of each Ordinary Share therefor issuable upon exercise of the Conversion Rights of the Preferred Shares, the kind and amount of shares of stock, other securities, money and assets receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one Ordinary Share issuable upon exercise of the Conversion Rights had they been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. The provisions of this Clause 7 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

7.2.	The provisions of this Clause 7 are in addition to the provisions of Clause 5 and Clause 6. Nothing in this Clause 7 shall prevent Preferred Shareholders from exercising the rights to convert the Preferred Shares into Ordinary Shares prior to the conclusion of a transaction contemplated herein.

8.	VOTING RIGHTS

8.1.	The holder of each share of the Company shall be entitled, notwithstanding any provision hereof, to notice of any Shareholders’ meeting in accordance with these Articles.

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8.2.	The holder of each issued and outstanding Ordinary Share shall have the right to one vote for each Ordinary Share held, with respect to any question upon which holders of Shares have the right to vote, except to the extent that these Articles or applicable law expressly provide that only holders of Preferred Shares shall be entitled to vote on such question.

8.3.	The holder of each Preferred Share shall have the right to one vote for each Ordinary Share into which such Preferred Shares could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any Shareholders’ meeting in accordance with these Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote.

9.	IMPORTANT DECISIONS

9.1.	For so long as the issued and outstanding Preferred Shares constitute at least 15% of the voting power of the Company on an as-converted basis, then, prior to the closing of a Qualified Offering, the following actions of the Company or any current or future subsidiary of the Company shall require the consent of (i) the holders of the majority of the Preferred Shares, or (ii) three of the Preferred Directors, as applicable:

(a)	any action which would have the effect of amending the rights, preferences or privileges of the Preferred Shares; provided however and notwithstanding Clause 9.1(j), that if such action would have the effect of amending the rights, preferences or privileges of a class of Preferred Shares, either directly or indirectly (including for the avoidance of doubt any amendment to Article 12.2(a) of the Articles) then such action shall also require the approval of holders of the majority of the applicable class of Preferred Shares (provided, however, that with respect to the Series B Preferred Shares, such majority must include both Koralmon and Saints and that, with respect to the Series C Preferred Shares, such majority must include AGI, FCJI and Alshaffafia);

(b)	declaration or payment of any dividend or other distribution to Shareholders of cash, shares, or other assets;

(c)	interested party transactions;

(d)	making any loans or advances to employees of more than $10,000 per employee other than reasonable travel advances;

(e)	making any guarantee except in the ordinary course of business;

(f)	creation of any mortgage, pledge or other security interest over any material asset of the Company or a subsidiary;

(g)	formation of or investment in any entity which is not wholly owned by the Company;

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(h)	material changes in the nature of the Company’s or any subsidiary’s business;

(i)	effecting any voluntary dissolution or liquidation of the Company or any subsidiary or the cessation of all or a substantial part of the business of the Company or any subsidiary;

(j)	without prejudice to the operation of Clause 9.1(a), material amendments to the Articles of Association of the Company or the governing documents of any subsidiary, including any amendment that adversely affects any of the rights, preferences or privileges of the Preferred Shares or any right granted to a specific Shareholder or Shareholders in these Articles;

(k)	(1) a merger of the Company or any subsidiary with or into another person, unless the Shareholders of the Company immediately prior to the occurrence of such event continue to hold voting control of the shares of the resulting entity immediately thereafter or (2) the sale or exclusive license by the Company or any subsidiary of all or substantially all of the Company’s or any subsidiary’s assets, other than to a wholly-owned subsidiary of the Company;

(l)	authorisation or designation or issuance of, or obligation to issue, any share capital (including any other security convertible into or exercisable for any such share capital) senior to or on parity with the existing classes of Preferred Shares, including, but not limited to, with respect to liquidation preference, voting rights or dividends;

(m)	authorisation or designation or issuance of, or obligation to issue, any share capital (including any other security convertible into or exercisable for any such share capital) of any subsidiary other than (1) issuances to the Company or (2) issuances on a pro rata basis to existing shareholders of the applicable subsidiary;

(n)	adoption of or material amendment to an ESOP to increase the number of options and shares issued or reserved for issuance under the Pool, by more than 10% of such number as of the date hereof; and

(o)	approval of the Company’s annual budget and amendments thereto.

9.2.	Notwithstanding the foregoing, in addition to any approval requirements under applicable law and any rights to which the Preferred Shares are entitled hereunder, the Company and any of its subsidiaries (existing and future, if any) shall not authorise, create or issue (i) additional Preferred B Shares, without the approval of the holders of the majority of the Preferred B Shares which such majority shall include the consent of Koralmon and Saints or (ii) additional Preferred C Shares, without the approval of the holders of the majority of the Preferred C Shares, which such majority shall include the consent of AGI, FCJI and Alshaffafia.

Auth Code: K71619906607

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Freightos Limited

9.3.	Any right granted specifically to an Investor (by name) may not be amended or terminated (other than in accordance with its terms), and the observance of any specific term of these Articles granting a right specifically to an Investor (by name) may not be waived, without, in addition to the requirement set forth in Clause 9.1 (if applicable), the prior written consent of such Investor, unless such right has expired in accordance with its terms or upon the conversion of all Preferred Shares into Ordinary Shares. This Clause 9.3 may not be amended or terminated without the prior written consent of each of the Investors, for as long as such Investor has a right specifically granted to it (by name) under these Articles.

10.	PREEMPTIVE RIGHT

Prior to a Qualified Offering, each of the Qualified Investors will have a pro rata right, but not an obligation, based on their ownership of issued capital, to participate in subsequent financings of the Company, in accordance with this Clause 10. For the removal of any doubt, a Qualified Investor not exercising its preemptive rights as provided in this Clause 10 shall not be deemed to have waived or forfeited its preemptive rights (relating to its ownership of Preferred Shares at such time) for any subsequent Company financing rounds, provided that such Qualified Investor remains a Qualified Investor as defined hereunder.

10.1.	Pro Rata Amount. Each Qualified Investor shall have a right of pre-emption to purchase its pro rata share of all Equity Securities other than the Excluded Securities that the Company may, from time to time, propose to sell and issue after the completion of the share swap by which the holders of equity securities in Freightos Limited (Hong Kong) will tender their shares of Freightos Limited (Hong Kong) in exchange for Company Shares. Each Qualified Investor’s pro rata share is equal to the ratio of (A) the number of the Company’s outstanding Ordinary Shares (including all Ordinary Shares issued or issuable upon conversion of the Preferred Shares) of which such Qualified Investor is a holder immediately prior to the issuance of such Equity Securities to (B) the number of the Company’s outstanding Ordinary Shares (including all Ordinary Shares issued or issuable upon conversion of the Preferred Shares) held by all Shareholders.

10.2.	Notice; Right to Subscribe; Over-Allotment. If the Company proposes to issue any Equity Securities other than the Excluded Securities, it shall give each Qualified Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Qualified Investor shall have seven (7) days from the giving of such notice to agree to purchase (i) up to its pro rata share of the Equity Securities and (ii) in the event that one or more Qualified Investors do not fully exercise their rights hereunder, an additional number of shares up to a proportional amount of the offered Equity Securities which were not subscribed for by other Qualified Investors pursuant to this Clause 10.2, for the price and upon the terms and conditions specified in the notice, by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Qualified Investor, if such an offering or sale would cause the Company to be in violation of applicable securities laws by virtue of such offer or sale.

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10.3.	Waiver. Each Qualified Investor who has waived his/her/its right of pre-emption under this Clause 10 shall not be entitled to otherwise participate in the applicable sale of such offered Equity Securities. A Qualified Investor’s failure to timely accept such offer shall be deemed as a decision not to purchase any of the offered Equity Securities.

10.4.	Company’s Right to Sell. If the Qualified Investors do not, in the aggregate, subscribe for all of the offered Equity Securities, then the Company shall have ninety (90) days thereafter to sell the unsubscribed Equity Securities at a price and upon general terms and conditions no more favorable to the purchasers thereof than were specified in the Company’s notice to the Qualified Investors. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Clause 10.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Qualified Investors in the manner provided above.

10.5.	Equity Securities. For the purposes hereof, the term “Equity Securities” shall mean: (i) any Ordinary Shares, Preferred Shares or other security of the Company, (ii) any security convertible, with or without consideration, into any Ordinary Shares, Preferred Shares or other security (including any option to purchase such a convertible security) of the Company, (iii) any security carrying any warrant or right to subscribe to or purchase any Ordinary Shares, Preferred Shares or other security of the Company, or (iv) any such warrant or right to purchase any of the foregoing.

10.6.	Excluded Securities. For the purposes hereof, the term “Excluded Securities” shall mean (A) Equity Securities issued: (i) to employees, directors, officers, service providers or consultants of the Company or of the Company’s affiliates pursuant to the Company’s option plan(s) which have been or shall be approved by the Board of Directors (all such plans collectively, the “ESOP”, and the options and shares granted thereunder, the “Pool”), (ii) for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, (iii) in connection with any stock split, combination, stock dividend (bonus shares) or recapitalisation by the Company, (iv) upon conversion of any Preferred Shares, (v) pursuant to an underwritten public offering, (vi) to investors who purchase up to 900,090 Preferred C Shares after the date hereof; and (vii) securities issued for no consideration to airlines who have been approved by the Company and have signed an agreement with the Company to be a member of the Digital Air Cargo Council; and (B) Equity Securities regarding which the holders of at least seventy-five percent (75%) of the Company’s issued and outstanding Preferred Shares determine in writing are “Excluded Securities”.

10.7.	FCJI Preemptive Right. For so long as FCJI is a Qualified Investor, then in the event that the Company proposes to issue any Equity Securities (including, for the purposes of this subsection 10.7, Excluded Securities) that are not Series C Preferred Shares to a freight forwarder or integrator, the Company shall give FCJI written notice of its intention, including the information to be included in a notice pursuant to Clause 10.2, and FCJI shall have the right, in a notice provided pursuant to the method set forth in Clause 10.2, to agree to purchase any such Equity Securities offered to such freight forwarder or integrator. Shares issued other than in compliance with this Clause 10.7 shall be invalid.

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11.	RIGHT OF FIRST REFUSAL UNTIL THE QUALIFIED OFFERING

11.1.	Offer and Acceptance; Over-Allotment. Prior to a Qualified Offering any Shareholder (the “Offeror”) proposing (the “Offer”) to transfer all or any of its shares in the Company (the “Offered Shares”), other than a transfer to a Permitted Transferee (as defined below, and to which this Clause 11, and Clause 12, shall not apply), shall first give written notice to the Company, which notice shall include the proposed price and terms of sale of the Offered Shares (the “Offer Notice”). The Company shall then send the Offer Notice to each of the Qualified Investors (collectively, the “Offerees”). Any Offeree may accept such offer (under the same terms set forth in the Offer Notice) in respect of all or any of the Offered Shares by giving the Offeror (with a copy to the Company) notice to that effect within twenty-eight (28) days after receipt of the Offer Notice (the “Response Period”). An Offeree’s failure to timely accept such offer shall be deemed as a decision not to purchase any of the Offered Shares. If the acceptances, in the aggregate, are in respect of all, or more than all, of the Offered Shares, then the accepting Offerees shall be entitled to acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings of shares on an as-converted basis (an “Offeree Transfer”), provided however, that no Offeree shall be entitled or required to acquire under the provisions of this Clause 11 more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to him/her/them of the full number of shares so accepted, he/she/they shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the Offerees who accepted such offer (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid.

11.2.	Transfer to Third Party. If the acceptances by Offerees, in the aggregate, are in respect of less than one hundred percent (100%) of the Offered Shares, then the accepting Offerees shall not be entitled to acquire any Offered Shares, and the Offeror, at the expiration of the Response Period, shall be entitled, subject to compliance with the provisions of Clauses 12 and 13.1 below, to transfer the Offered Shares to the buyer(s) identified in the Offer Notice at a price not lower, and on other terms no more favorable to such buyer(s), than stated in the Offer Notice (a “Third-Party Transfer”), provided however, that if the Offered Shares are not transferred within ninety (90) days after the expiration of the Response Period, any subsequent transfer shall again be subject to the provisions of this Clause 11.

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11.3.	Permitted Transferee. For the purposes hereof, the term “Permitted Transferee” shall mean: (i) a trust for the benefit of an individual Shareholder and/or its Permitted Transferees, (ii) a first-degree or second-degree member of Shareholder’s family, (iii) an entity or an individual which directly or indirectly Controls, is Controlled by, or is under common Control with such Shareholder or their first or second degree relatives, (iv) as to any Shareholder which is a general or limited partnership, assignments and transfers to its partners and to affiliated partnerships managed by the same management company or managing general partner and its partners or their first degree relatives or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner, and (v) any registered charitable organisation to which the shares are donated free of consideration, provided that with respect to each of the foregoing, if the transferee ceases to be a Permitted Transferee, it shall immediately transfer any equity in the Company back to the transferor thereof.

For the purposes hereof “Control” - shall mean the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise, including without limitation the ownership of the majority of the voting power of any such entity.

12.	RIGHT OF CO-SALE

12.1.	Co-Sale Offer. Subject to compliance with the provisions of Clause 11, at any time prior to the consummation of the Qualified Offering, if the Offeror pursuant to Clause 11 is the Founder (with respect to offering his/her/their Ordinary Shares as Offered Shares only), the Offer Notice to be provided thereunder shall offer (the “Co-Sale Offer”), to each Offeree (other than the Founder) (such recipients, as applicable, the “Co-Sale Offerees”), that in the event the Offer results in a Third-Party Transfer (as opposed to an Offeree Transfer), each Co-Sale Offeree shall have the right, by providing written notice to the Offeror within the Response Period (with a copy to the Company), to require its participation in such sale as a condition to the Third-Party Transfer (exercising Co-Sale Offerees hereunder, the “Participants”), as follows: If the transferee is unwilling to acquire all of the shares desired to be sold by the Participants, in addition to all of the Offered Shares, then the transferee shall purchase from such Participant, at the same price per share and on the same terms and conditions as in the Offer Notice, that number of shares of the Company expressed by multiplying (i) the Offered Shares by (ii) a fraction, (x) the numerator of which is the number of Ordinary Shares, on an as-converted basis, then held by such Participant, and (y) the denominator of which is the sum of (A) aggregate number of Ordinary Shares, on an as-converted basis, then held by all Participants plus (B) the Offered Shares. For avoidance of doubt, this Clause 12.1 shall not apply to the transfer of any Offered Shares by any Shareholder other than the Founder.

12.2.	Consummation of the Third-Party Transfer. No Third-Party Transfer shall be consummated without the participation of the exercising Participants as aforesaid. If a Co-Sale Offeree did not respond to the Co-Sale Offer within the Response Period, it shall be deemed to have waived its right to participate in such transfer. If none of the Co-Sale Offerees elected to participate in such transfer, or if only some of them elected to so participate, then the Offeror shall be entitled to sell or transfer all, or the appropriate pro rata portion (together with the participating Participants’ shares), as applicable, of the Offered Shares to the transferee, at any time within ninety (90) days after the expiration of the Response Period. Any such transfer shall be at no more favourable terms and conditions to the Offeror than those specified in the Offer Notice. Any of the Offeror’s shares in the Company not sold within such ninety (90)-day period shall again be subject to the requirements of this Clause 12.

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12.3.	Participants’ Discretion. For the avoidance of doubt, the right of the Participants under this Clause 12 does not in any way or manner limit their right under Clause 11 and each of the Participants shall have the right to exercise its rights under Clause 11 or this Clause 12 in its sole discretion in accordance with their respective terms.

13.	COMPULSORY SALE

13.1.	Third Party Transaction. Notwithstanding any other Shareholder or other right, including without limitation pursuant to Clauses 9.1, 11 and 12 above, but subject to applicable law, until the consummation of a Qualified Offering, if: (a) a bona fide offer from any person (the “Third Party”) is made whereby such Third Party, or a group of related Third Parties, (i) will acquire from Shareholders of the Company shares representing fifty percent (50%) or more of the outstanding voting power of the Company, or (ii) purchase or exclusively license all or substantially all of the assets of the Company (on a consolidated basis), or (iii) acquire the Company by means of any transaction or series of related transactions (including, without limitation, any reorganisation, merger or consolidation) that results in the transfer of shares of the Company representing more than fifty percent (50%) of the issued and outstanding voting power of the Company on an as-converted basis (the “Proposed Transaction”); and (b) Shareholders holding at least sixty six percent (66%) of the Company’s issued and outstanding share capital on an as-converted basis (the “Proposing Shareholders”) approve such Proposed Transaction; and (c) the consideration payable with respect to each share in each class or series as a result of such transaction is allocated among the Shareholders in accordance with Clause 5 (above) (the Liquidation Preference provisions), then all remaining Shareholders (the “Remaining Shareholders”) will be required, if so demanded in writing by the Proposing Shareholders, to:

(a)	in the event such Proposed Transaction requires the approval of Shareholders, (i) if the matter is to be brought to a vote at a Shareholder meeting, after receiving proper notice of any meeting of Shareholders of the Company to vote on the approval of such Proposed Transaction, to be present, in person or by proxy, as a Shareholder, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (ii) to vote (in person, by proxy or by action by written consent, as applicable) all shares in favour of such Proposed Transaction and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Proposed Transaction;

(b)	in the event that the Proposed Transaction is to be effected by the sale of shares held by the Proposing Shareholders without the need for Shareholder approval, to sell and transfer its shares to the Third Party as aforesaid and to deliver certificates evidencing all of its shares, duly endorsed or accompanied by written instruments of transfer in form satisfactory to the Third Party, duly executed by such Remaining Shareholder, against delivery of the purchase price therefor; and

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(c)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Proposed Transaction.

(d)	Notwithstanding the foregoing, no holder of Preferred Shares shall be required to (i) make representations and warranties as to any matters other than matters that relate solely to their ownership of shares and their ability to sell such shares, or (ii) become subject to any indemnification obligation which is not based on such representations and warranties (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company) or (iii) become subject to any indemnification obligation that is not pro-rata or (iv) become subject to any indemnification obligation that is joint and not several or (v) become subject to any indemnification obligation which could result in liability in excess of the net proceeds actually received by such Shareholder in the transaction, other than in case of fraud, willful misconduct or willful misrepresentation by such Shareholder.

13.2.	Reorganisation or Re-domiciliation Transaction. Notwithstanding anything to the contrary in these Articles (which shall not apply to this Clause 13.2) or in any other agreement to which a Shareholder is a party, and without limitation of any provision of applicable law, if at any time prior to the consummation of a Qualified Offering, both (i) Shareholders holding at least sixty (60)% of the Company’s issued and outstanding shares (calculated on an as-converted basis) and (ii) at least sixty (60)% of each class of Preferred Shareholders shall have approved, accepted or consented in writing to a transaction or series of related transactions (including without limitation a share swap, a reorganisation and/or a re-domiciliation) which include the swapping of each Shareholder’s shareholding(s) in the Company with a substantially equivalent shareholding(s) of another company or legal entity incorporated or organised and existing in any part of the world (the “New Co.”) (the “Majority Approved Share Swap”), then upon receipt of a notice of the Majority Approved Share Swap from the Company (and a notice hereunder shall be deemed to be received by a Shareholder on the 1st business day after this is sent by fax, email, or other electronic means, on the 2nd day if this is sent by courier, or on the 7th day if this is sent by physical mail, notwithstanding Articles 31.1 and 31.2):

(a)	each other Shareholder (collectively, the “Remaining Holders”) shall vote all its shares of the Company in favour of approval of the Majority Approved Share Swap and any matter that could reasonably be expected to facilitate the Majority Approved Share Swap at every relevant Shareholders meeting (including each adjournment or postponement thereof) and on every relevant written consent of Shareholders including shareholders’ written resolutions. Any Shareholder who shall have failed to vote in favour of such Majority Approved Share Swap, shall be deemed to have given an irrevocable proxy to such person as shall be designated by the Board of Directors to vote for the acceptance of the Majority Approved Share Swap;

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(b)	Each Remaining Holder shall take all necessary actions in connection with the consummation of the Majority Approved Share Swap as requested by the Company and shall, if requested by Company, execute and deliver any agreements and instruments prepared in connection with such Majority Approved Share Swap;

(c)	In the event that a Shareholder fails to surrender its certificate in connection with the consummation of the Majority Approved Share Swap, such certificate shall be deemed cancelled and the Board of Directors shall be authorised to appoint a trustee to receive and hold the corresponding New Co. shares for the benefit of such Shareholder under such terms as the Board of Directors may consider reasonable;

(d)	If any Shareholder fails to execute and/or deliver the appropriate documentation required to effect the Majority Approved Share Swap within 7 business days following receipt or deemed receipt of a written notice from the Company, it is hereby agreed that such Shareholder shall be deemed to have given an irrevocable proxy and power of attorney to such person as shall be designated by the Board of Directors for the specific purpose of this Article 18B (the “Drag Along Proxy”) to accept the Majority Approved Share Swap on behalf of such Shareholder and any additional obligations applicable to all Shareholders, and at the closing of the Majority Approved Share Swap, to transfer all such Shareholder’s shares to the New Co. on such Shareholder’s behalf. Without derogating from the generality of the foregoing, each Shareholder hereby irrevocably appoints, to the full extent permitted by applicable law, such Drag Along Proxy as the sole and exclusive attorney and proxy of such Shareholder, with the power to act alone and with full power of substitution, to: (i) vote (at any general meeting or class meeting or by shareholders’ written resolutions) and exercise all voting and related rights, to the full extent such Shareholder is entitled to do so, with respect to all of the shares in the Company that are legally and/or beneficially owned by such Shareholder, and all other securities of the Company that are legally and/or beneficially owned or will be owned by such Shareholder, and all other securities of the Company issued or issuable in respect thereof (including any options in respect of any shares in the Company), in favour of the Majority Approved Share Swap and any additional matter necessary to complete the Majority Approved Share Swap; and (ii) execute and/or deliver the appropriate documentation required to effect the Majority Approved Share Swap, including, without limitation sold notes and instrument of transfer. This irrevocable consent shall be valid and in full force and effect for the purposes of this Article 13.2.

(a)	If any Share of the Company is held under a trust arrangement, the relevant provisions of this Article shall also apply mutatis mutandis to any beneficial owner.

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14.	RESTRICTION ON TRANSFER

14.1.	For so long as AGI holds at least five percent (5%) of the Company’s fully diluted share capital, there shall be no sale or issuance of any Equity Securities to any financial exchanges or clearing houses (or their affiliates), which are direct competitors of SGX or its affiliates, without SGX’s prior written consent (which may be withheld at SGX’s absolute discretion). Shares issued other than in compliance with this Clause shall be invalid.

14.2.	For so long as FCJI remains a Qualified Investor, there shall be no sale or issuance of any Series C Preferred Shares to any freight forwarder or integrator without FCJI’s prior written consent (which may be withheld at FCJI’s absolute discretion). Shares issued other than in compliance with this Clause shall be invalid.

14.3.	For so long as Alshaffafia remains a Qualified Investor and so long as the shares of the Company are not traded on a stock exchange, there shall be no sale or issuance of any Preferred Shares to any airline, freight forwarder or (courier/express) integrator, other than FCJI and its affiliates, which will bring that airline, freight forwarder or integrator to a total ownership of more than eight percent (8%) of the fully diluted capital of the Company, or which will entitle them to appoint a director of the Company, except with Alshaffafia’s prior written consent (which may be withheld at Alshaffafia’s absolute discretion). Shares issued other than in compliance with this Clause shall be invalid.

15.	WINDING UP

Subject to provisions of these Articles to the contrary, including Clause 5 of this Exhibit I, and subject to any rights or conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to winding up or liquidation, in the event of a winding up of the Company, the Company’s property distributable among the Shareholders shall be distributed in proportion to the sum paid on account of the nominal value of the shares held by them, of any class, without taking into account premiums paid in excess of the nominal value (subject to the provisions of Clause 5 above).

16.	MISCELLANEOUS

16.1.	In the event of any conflict or inconsistency between the Articles and those contained in Exhibit I to the Company’s Articles of Association or other constitutional documents, the provisions contained in Exhibit I to the Company’s Articles of Association shall prevail as between the Shareholders of the Company only. In any event of any conflict between the Articles, those contained in Exhibit I to the Company’s Articles of Association or other constitutional documents and any agreement entered into between as Shareholders of the Company varying the their rights as Shareholders and those set out hereunder, the terms of that agreement shall prevail and the Shareholders affected shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of that agreement to the greatest extent possible under the circumstances and as permitted by law and shall promptly amend the conflicting constitutional documents to give effect to that agreement to the greatest extent possible.

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16.2.	All shares held or acquired by Shareholders who are affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under these Articles, and such affiliated entities or persons may apportion such rights among themselves in any manner they deem appropriate.

Dated this 12th day of April, 2022

Charlotte Cloete, Manager

Cricket Square, Hutchins Drive,

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

/s/ Charlotte Cloete

Charlotte Cloete

/s/ Celina Membreno-Rico

Celina Membreno-Rico

Witness to the above signature

Address:	Cricket Square, Hutchins Drive, P.O. Box 2681 Grand Cayman KY1-1111 Cayman Islands

Occupation:	Corporate Administrator

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ANNEX TO THE

MEMORANDUM & ARTICLES OF ASSOCIATION

OF

FREIGHTOS LIMITED (“The Company”)

Pursuant to S26(3)

COMPANIES ACT (2022 REVISION)

FINANCIAL YEAR END

The Financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

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